UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMPLIFY ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2025

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 219-9001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on January 14, 2025, Amplify Energy Corp., a Delaware corporation (“Amplify”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amplify DJ Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“First Merger Sub”), Amplify PRB Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Amplify (“Second Merger Sub”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG”), and, solely for the limited purposes set forth in the Merger Agreement, Juniper Capital Advisors, L.P., a Delaware limited partnership, and the Specified Company Entities set forth on Annex A of the Merger Agreement.

Under the Merger Agreement, at the Effective Time, (a) NPOG will merge with and into First Merger Sub, with NPOG surviving the merger as an indirect, wholly owned subsidiary of Amplify and (b) COG will merge with and into Second Merger Sub, with COG surviving the merger as an indirect, wholly owned subsidiary of Amplify, in each case, subject to the terms and conditions of the Merger Agreement (clauses (a) and (b), together, the “Mergers”).

On March 4, 2025, Amplify filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “definitive proxy statement”) for the solicitation of proxies in connection with the Amplify special meeting of stockholders, to be held on April 14, 2025, to vote upon, among other things, matters necessary to complete the Mergers. Amplify commenced mailing of the definitive proxy statement to its stockholders on or about March 4, 2025.

Litigation Related to the Mergers

As of the date hereof, Amplify has, to its knowledge, received several demand letters from its purported stockholders (the “Demand Letters”). In addition, two lawsuits were filed in the Supreme Court of the State of New York, County of New York by purported stockholders of Amplify under the captions Katherine Finger v. Amplify Energy Corp., et al., No. 651557/2025, and Shannon Jenkins v. Amplify Energy Group., et al., No. 651564/2025 (collectively referred to as the “Stockholder Actions”).

The Demand Letters and the Stockholder Actions allege that, among other things, the definitive proxy statement contains certain disclosure deficiencies and/or incomplete information regarding the Mergers. It is possible that additional, similar demand letters or complaints may be received or filed or the Stockholder Actions may be amended. Amplify does not intend to announce the receipt or filing of each additional, similar demand letter, complaint or any amended complaint. Although Amplify cannot predict the outcome of or estimate the possible loss or range of loss from these matters, Amplify and Amplify’s directors believe that the allegations contained in the Demand Letters and Stockholder Actions are without merit.

Amplify believes that no supplemental disclosures are required under applicable laws; however, in order to avoid the risk of the Demand Letters and the Stockholder Actions delaying the Mergers and minimize the expense of defending the Stockholder Actions, and without admitting any liability or wrongdoing, Amplify is voluntarily making certain disclosures below that supplement those contained in the definitive proxy statement. These disclosures, and disclosures on certain other matters, are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Amplify specifically denies all allegations in the Demand Letters and the Stockholder Actions, including that any additional disclosure was or is required and that the supplemental disclosures below are otherwise material.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplemental information to the definitive proxy statement should be read in connection with the definitive proxy statement, which should be read in its entirety. The supplemental disclosures contained herein will not affect the timing of the special meeting of Amplify’s stockholders, which is scheduled to be held virtually on April 14, 2025 at 9:00 a.m. Central Time. All page references are to pages in the definitive proxy statement, and terms used below, unless otherwise defined, have the meanings set forth in the definitive proxy statement. To the extent the following information differs from or conflicts with the information contained in the definitive proxy statement, the information set forth below shall be deemed to supersede the respective information in the definitive proxy statement. For clarity, new text within restated paragraphs from the definitive proxy statement is highlighted with bold, underlined text, while deleted text is ~~bold, underlined and stricken-through~~.

The disclosure on page 48 of the definitive proxy statement under the section titled “Background of the Transactions” is hereby supplemented by amending the second paragraph with the following:

From May 2023 through October 2024, the Board evaluated numerous strategic alternatives in an effort to enhance stockholder value and to, among other things, increase scale, improve returns and operating metrics, enhance efficiency and increase organic growth opportunities. On May 1, 2023, the Board approved the retention of Houlihan Lokey to lead a process of identifying strategic alternatives. In this process, the Board and Amplify management, together with representatives from Houlihan Lokey, explored and evaluated several transactional frameworks and potential counterparties, which involved a mix of public companies and private companies (including sponsor-backed portfolio companies). Throughout this process Amplify entered into one confidentiality and non-disclosure agreement that contained a standstill or “don’t ask, don’t waive” provision. Such confidentiality and non-disclosure agreement was not with Juniper.

The disclosure on page 65 of the definitive proxy statement under the section titled “Selected Companies Analysis” is hereby supplemented by amending the first paragraph with the following:

Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant. The selected companies were chosen because they were deemed by Houlihan Lokey to be similar to the Company and the Acquired Companies in one or more respects, including the nature of their business activities, size, hydrocarbon mix, geographic location, and relative weighting of production versus undeveloped locations.

The third paragraph and accompanying table on page 65 of the definitive proxy statement under the section titled “Selected Companies Analysis” are hereby removed and replaced with the following:

The selected companies and corresponding financial data were:

Enterprise Value /
	CY 2024E Adjusted EBITDA	CY 2025E Adjusted EBITDA	CY 2026E Adjusted EBITDA
Berry Corporation	3.0x	3.0x	3.1x
Crescent Energy Company	4.5x	3.4x	3.3x
Diversified Energy Company PLC	5.5x	5.5x	5.3x
Empire Petroleum Corporation	NA	NA	NA
Mach Natural Resources LP	4.0x	3.9x	3.8x
Ring Energy, Inc.	3.0x	2.8x	2.3x
Riley Exploration Permian, Inc.	3.6x	3.5x	3.3x
SandRidge Energy, Inc.	5.2x	3.3x	3.5x
TXO Partners, LP.	8.7x	5.7x	5.4x

Low	3.0x	2.8x	2.3x
High	8.7x	5.7x	5.4x
Median	4.3x	3.4x	3.4x
Mean	4.7x	3.9x	3.7x

The disclosure on page 65 of the definitive proxy statement under the section titled “Selected Companies Analysis” is hereby supplemented by amending the fourth paragraph with the following:

Taking into account the results of the selected companies analysis and its experience and professional judgment, Houlihan Lokey applied selected multiple ranges of 3.50x to 4.00x to the Company’s CY 2024E Adjusted EBITDA, 3.00x to 3.50x to Company’s CY 2025E Adjusted EBITDA, and 3.00x to 3.50x to the Company’s CY 2026E Adjusted EBITDA and selected multiple ranges of 2.25x to 2.75x to the Acquired Companies’ CY 2024E Adjusted EBITDA, 2.75x to 3.25x to the Acquired Companies’ CY 2025E Adjusted EBITDA, and 3.25x to 3.75x to the Acquired Companies’ CY 2026E Adjusted EBITDA. The selected companies analysis indicated(x) implied value reference ranges for the Aggregate Merger Consideration of (i) $68.1 million to $98.5 million based on CY 2024E Adjusted EBITDA; (ii) $98.6 million to $139.1 million based on CY 2025E Adjusted EBITDA and (iii) $90.0 to $129.0 million based on CY 2026E Adjusted EBITDA, and (y) implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution)(1) before giving effect to the Estimated Synergies, of (i) $63.0 million to $122.5 million based on CY2024E Adjusted EBITDA; (ii) $92.3 million to $149.4 million based on CY 2025E Adjusted EBITDA; and(iii) $77.1 million to $125.8 million based on CY 2026E Adjusted EBITDA, and (2) after giving effect to the Estimated Synergies (which were capitalized at 3.0x), of (i) $81.0 million to $140.5 million based on CY 2024E Adjusted EBITDA; (ii) $110.3 million to $167.4 million based on CY 2025E Adjusted EBITDA and (iii) $95.1 million to $143.8 million based on CY 2026E Adjusted EBITDA.

The disclosure on page 66 of the definitive proxy statement under the section titled “Discounted Cash Flow Analysis” is hereby supplemented by amending the second paragraph with the following:

In conducting the NAV DCF Analysis, Houlihan Lokey applied risk adjusted discounted rates by reserve classification to (i) the New York Mercantile Exchange Strip Pricing (“Strip Pricing”); (ii) market pricing and (iii) consensus pricing, in each of the foregoing, of the Company and the Acquired Companies, taking into account Houlihan Lokey’s experience and professional judgment. Such Strip Pricing, market pricing and consensus pricing is summarized in the following table:

Date	NYMEX Strip Case		Market Pricing		Wall Street Consensus Estimates
	Natural Gas	Crude Oil – WTI	Natural Gas	Crude Oil - WTI	Natural Gas	Crude Oil - WTI
2025	$3.48	$72.02	$3.50	$70.00	$3.21	$70.13

2026	$3.86	$67.96	$3.50	$70.00	$3.56	$71.15

2027	$3.77	$65.82	$3.50	$70.00	$3.48	$66.66

2028	$3.64	$64.57	$3.50	$70.00	$3.41	$66.29

2029	$3.52	$63.73	$3.50	$70.00	$3.55	$70.00

After	$3.52	$63.73	$3.50	$70.00	$3.55	$70.00

The NAV DCF Analysis indicated implied value reference ranges for the Aggregate Merger Consideration of (i) $0.0 million to $24.9 million based on Strip Pricing; (ii) $14.0 million to $51.9 million based on market pricing and (iii) $8.8 million to $46.0 million based on consensus pricing. The NAV DCF Analysis indicated implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution but before giving effect to the Estimated Synergies) of (i) $29.9 million to $70.9 million based on Strip Pricing; (ii) $44.4 million to $90.2 million based on market pricing and (iii) $40.8 million to $86.1 million based on consensus pricing. After taking into account the Estimated Synergies, which were capitalized at 3.0x, the NAV DCF Analysis~~,~~ indicated implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution) of (i) $47.9 million to $88.9 million based on Strip Pricing; (ii) $62.4 million to $108.2 million based on market pricing and (iii) $58.8 million to $104.1 million based on consensus pricing.

The disclosure on page 66 of the definitive proxy statement under the section titled “Discounted Cash Flow Analysis” is hereby supplemented by amending the third paragraph with the following:

In conducting the Corporate DCF Analysis of the Company, Houlihan Lokey applied a range of terminal value multiples of 3.00x to 3.50x, taking into account the results of the selected companies analysis and its experience and professional judgment, to the Company’s estimated 2029 Adjusted EBITDA and discount rates ranging from 11.00% to 13.00%, taking into account Houlihan Lokey’s experience and professional judgment and an estimate of the Company’s weighted-average cost of capital. The Corporate DCF Analysis of the Company indicated an implied value reference range for the Aggregate Merger Consideration of $43.9 million to $71.5 million. In conducting the Corporate DCF Analysis of the Acquired Companies, Houlihan Lokey applied a range of terminal value multiples of 3.25x to 3.75x, taking into account the results of the selected companies analysis and its experience and professional judgment, to the Acquired Companies’ estimated 2029 Adjusted EBITDA and discount rates ranging from 11.00% to 13.00%, taking into account Houlihan Lokey’s experience and professional judgment and an estimate of the Acquired Companies’ weighted-average cost of capital. The Corporate DCF Analysis of the Acquired Companies indicated an implied total equity value reference range for the Acquired Companies (after giving effect to the Cash Contribution but before giving effect to the Estimated Synergies) of $39.6 million to $75.5 million. After taking into account the Estimated Synergies, which were capitalized at 3.0x, the Corporate DCF Analysis of the Acquired Companies indicated an implied total equity value reference range for the Acquired Companies (after giving effect to the Cash Contribution) of $57.6 million to $93.5 million.

The disclosure on page 70 of the definitive proxy statement under the section titled “Interests of Amplify’s Directors and Executive Officers in the Transactions” is hereby supplemented by amending the first paragraph with the following:

In considering the recommendation of the Board that you vote to approve and adopt the Transactions, you should be aware that aside from their interests as Amplify stockholders, Amplify’s directors and executive officers have interests in the Merger that are different from, or in addition to (and which may conflict with) those of other Amplify stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, and in recommending to the Amplify stockholders that the Transactions. See the section above entitled “— Background of the Transactions,” and the section entitled “— Our Board of Directors’ Reasons for the Approval of the Transactions and the Stock Issuance.” Amplify’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposals herein. These interests include, among other things, the expected continued employment and directorship of Martyn Willsher as chief executive officer of Amplify, and the expected continued service of Christopher W. Hamm as the Chairman of the Board. As of the date of this proxy statement, no discussions have been had with any of Amplify’s directors or executive officers with respect to any new arrangements regarding their employment, compensation or benefits in connection with the Transactions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our respective management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Mergers and any statements regarding the expected timing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the closing of the Mergers and timing or satisfaction of regulatory requirements and closing conditions, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; integration activities; the anticipated value of the combined business to us and our stakeholders; the expected impact of the Mergers on our results of operations and financial condition; anticipated growth and trends in the business or key markets; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. While forward-looking statements are based on assumptions and analyses that management of Amplify believes to be reasonable under the circumstances, whether actual results and developments will meet such expectations and predictions depends on a number of risks and uncertainties that could cause actual results, performance, and financial condition to differ materially from such expectations. Any forward-looking statements speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Please consider the foregoing factors as well as the risk factors contained in our SEC filings available at including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Amplify assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Amplify does not give any assurance that it or the combined company will achieve its expectations.

Important Additional Information Regarding the Mergers Will Be Filed with the SEC.

In connection with the proposed Mergers, the Company has filed a definitive proxy statement. The definitive proxy statement has been sent to the stockholders of record of the Company. The Company may also file other documents with the SEC regarding the Mergers. INVESTORS AND SECURITY HOLDERS OF AMPLIFY ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS, THE PARTIES TO THE MERGERS AND THE RISKS ASSOCIATED WITH THE MERGERS. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed by Amplify with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by (1) directing your written request to: 500 Dallas Street, Suite 1700, Houston, Texas or (2) contacting our Investor Relations department by telephone at (832) 219-9044 or (832) 219-9051. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://www.amplifyenergy.com.

Participants in the Solicitation.

Amplify and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2024 Proxy Statement, which was filed with the SEC on April 5, 2024. These documents are available free of charge as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLIFY ENERGY CORP.

/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	President and Chief Executive Officer

April 4, 2025